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CENTAUR GUERNSEY L.P. INC. REPORTS
FIRST QUARTER FINANCIAL RESULTS FOR 2014

-  First quarter 2014 worldwide Centaur Guernsey L.P. Inc. (“Centaur”) revenue of $447.5 million, up 7.6% from the prior-year period as reported and 7.9% from the prior-year period on a constant currency basis

- First quarter 2014 loss from continuing operations of $46.4 million compared to a loss from continuing operations of $43.4 million for the prior-year period

-  First quarter 2014 total Adjusted EBITDA from continuing operations1 of $155.1 million compared to $156.7 million for the prior-year period

Highlights of the first quarter ended March 31, 2014

Centaur revenue for the first quarter of 2014 was $447.5 million, up from the prior-year comparable period by 7.6% as reported and 7.9% on a constant currency basis. Operating earnings for the first quarter of 2014 were $33.9 million compared to $35.5 million in the prior-year period. Adjusted EBITDA from continuing operations were $155.1 million for the first quarter of 2014, compared to $156.7 million in the prior-year period.

“This quarter marked the first full quarter we have operated as one company including KCI, LifeCell and Systagenix. We are pleased with the progress of the integration and the positive feedback we have received from customers. As the global leader in transformational healing solutions, we remain focused on delivering best in class products and services to caregivers and their patients,” said Joe Woody, President and Chief Executive Officer.

Financial Position

Total cash at March 31, 2014 was $264.6 million. During the first quarter of 2014, Centaur generated cash of $82.8 million from operations, used cash of $18.6 million in investing activities and used cash of $6.6 million in financing activities. On January 22, 2014 we entered into an amendment of our senior secured credit agreement which reduced the nominal interest rate of our senior secured credit facility by 50 basis points.

As of March 31, 2014, total long-term debt outstanding was $4.89 billion and our Net Leverage Ratio2 was 6.1x.

Acquisition of Systagenix

In the fourth quarter of 2013, we closed the acquisition of Systagenix, an established provider of advanced wound therapeutics products. Financial results of Systagenix are included within our consolidated financial statements for the period subsequent to the acquisition date. Combining Systagenix's advanced wound dressings with our KCI wound care business and innovation pipeline will enable us to create additional value for customers by providing more complete solutions for patients and clinicians.

Company Structure

Centaur is a non-operating holding company whose business is comprised of the operations of wholly-owned subsidiaries that commercialize our advanced wound therapeutics and regenerative medicine products. Our advanced wound therapeutics business is conducted by KCI and its subsidiaries, including Systagenix, and our regenerative medicine business is conducted by LifeCell. Centaur is controlled by investment funds advised by Apax Partners and controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board and certain other co-investors.  Unless otherwise noted in this report, the terms “we,” “our” or “Company,” refer to Centaur and its subsidiaries, collectively.

Non-GAAP Financial Information

Within this document, we have presented 1) Adjusted EBITDA from continuing operations, as defined in our senior secured credit agreement and 2) supplemental revenue data to exclude the impact of foreign currency fluctuations on a non-GAAP basis.

These non-GAAP financial measures do not replace the presentation of our GAAP results. We have provided this supplemental non-GAAP information because it may provide meaningful information regarding our results on a basis that better facilitates an understanding of our results of operations which may not be otherwise apparent under GAAP. Management uses this non-GAAP financial information, along with GAAP information, for reviewing the operating results of its business segments and for analyzing potential future business trends. In addition, we believe some investors may use this information in a similar fashion. A reconciliation of certain GAAP selected financial information for the periods presented to the non-GAAP selected financial information provided is included herein.

1Adjusted EBITDA from continuing operations excludes the operations of our previously-divested TSS business and the impact of merger-related expenses, foreign currency gains or losses, business optimization expenses and other expenses specified in the reconciliation within this release.

2 The Net Leverage Ratio represents Net Debt divided by Consolidated EBITDA for the last twelve months. Net Debt consists of total indebtedness including capital leases and other financing obligations, less cash and cash equivalents up to the greater of$300.0 million or 40% of Consolidated EBITDA for the last twelve months. Consolidated EBITDA, as defined in our senior secured credit agreement, represents Adjusted EBITDA from continuing operations plus "run rate" cost savings and a pro forma adjustment related to EBITDA of Systagenix for the pre-acquisition period beginning April 1, 2013, which is not included in our consolidated financial statements.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	Three months ended March 31,
	2014	2013	% Change
Revenue:
Rental	$166,558	$188,163	(11.5)%
Sales	280,981	227,721	23.4
Total revenue	447,539	415,884	7.6

Rental expenses	85,792	97,351	(11.9)
Cost of sales	83,302	56,231	48.1
Gross profit	278,445	262,302	6.2

Selling, general and administrative expenses	176,361	161,442	9.2
Research and development expenses	17,490	17,782	(1.6)
Acquired intangible asset amortization	50,689	47,546	6.6
Operating earnings	33,905	35,532	(4.6)

Interest income and other	95	158	(39.9)
Interest expense	(102,195)	(108,088)	(5.5)
Foreign currency gain	236	4,575	(94.8)
Derivative instruments loss	(3)	(516)	(99.4)
Loss from continuing operations before income tax benefit	(67,962)	(68,339)	(0.6)
Income tax benefit	(21,579)	(24,968)	(13.6)
Loss from continuing operations	(46,383)	(43,371)	6.9
Loss from discontinued operations, net of tax	—	(1,416)	—
Net loss	$(46,383)	$(44,787)	3.6%

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2014	December 31, 2013
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$264,640	$206,949
Accounts receivable, net	382,325	407,578
Inventories, net	182,107	181,567
Deferred income taxes	28,436	23,621
Prepaid expenses and other	37,124	53,161
Total current assets	894,632	872,876

Net property, plant and equipment	316,227	333,725
Debt issuance costs, net	95,999	102,054
Deferred income taxes	35,389	31,459
Goodwill	3,378,931	3,378,661
Identifiable intangible assets, net	2,518,629	2,549,201
Other non-current assets	4,846	4,669

	$7,244,653	$7,272,645

Liabilities and Equity:
Current liabilities:
Accounts payable	$56,826	$50,316
Accrued expenses and other	381,224	328,975
Current installments of long-term debt	26,134	26,311
Income taxes payable	8,845	3,368
Deferred income taxes	25,753	2,199
Total current liabilities	498,782	411,169

Long-term debt, net of current installments and discount	4,863,036	4,865,503
Non-current tax liabilities	53,415	53,682
Deferred income taxes	944,708	1,003,784
Other non-current liabilities	31,003	40,432
Total liabilities	6,390,944	6,374,570
Equity:
General partner's capital	—	—
Limited partners’ capital	854,559	900,218
Accumulated other comprehensive loss, net	(850)	(2,143)
Total equity	853,709	898,075

	$7,244,653	$7,272,645

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three months ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(46,383)	$(44,787)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt issuance costs and discount	9,668	8,406
Depreciation and other amortization	82,029	86,782
Loss on disposition of assets	—	2,300
Amortization of fair value step-up in inventory	6,680	—
Write-off of other intangible assets	—	9,400
Provision for bad debt	4,101	1,920
Equity-based compensation expense	941	533
Deferred income tax benefit	(44,674)	(43,411)
Unrealized gain on derivative instruments	(4,076)	(1,013)
Unrealized loss (gain) on revaluation of cross currency debt	241	(9,851)
Change in assets and liabilities:
Decrease in accounts receivable, net	20,806	16,954
Increase in inventories, net	(7,302)	(9,343)
Decrease in prepaid expenses and other	17,546	10,485
Increase in accounts payable	6,473	5,176
Increase in accrued expenses and other	31,799	58,681
Increase in tax liabilities, net	4,997	3,347
Net cash provided by operating activities	82,846	95,579

Cash flows from investing activities:
Additions to property, plant and equipment	(10,801)	(16,043)
Increase in inventory to be converted into equipment for short-term rental	(2,240)	(6,590)
Dispositions of property, plant and equipment	377	142
Businesses acquired in purchase transaction, net of cash acquired	(4,613)	—
Increase in identifiable intangible assets and other non-current assets	(1,281)	(281)
Net cash used by investing activities	(18,558)	(22,772)

Cash flows from financing activities:
Repayments of long-term debt and capital lease obligations	(6,635)	(5,691)
Payment of debt issuance costs	—	(190)
Net cash used by financing activities	(6,635)	(5,881)
Effect of exchange rate changes on cash and cash equivalents	38	(1,842)
Net increase in cash and cash equivalents	57,691	65,084
Cash and cash equivalents, beginning of period	206,949	383,150
Cash and cash equivalents, end of period	$264,640	$448,234

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Supplemental Revenue Data
(dollars in thousands)
(unaudited)

	Three months ended March 31,				GAAP % Change	Constant Currency % Change (1)
	2014			2013 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	$164,977	$625	$165,602	$185,923	(11.3)%	(10.9)%
Sales	171,002	776	171,778	119,959	42.6	43.2
Total	335,979	1,401	337,380	305,882	9.8	10.3

Regenerative Medicine revenue:
Rental	1,581	—	1,581	2,240	(29.4)	(29.4)
Sales	109,979	(50)	109,929	107,762	2.1	2.0
Total	111,560	(50)	111,510	110,002	1.4	1.4

Total Revenue:
Rental	166,558	625	167,183	188,163	(11.5)	(11.1)
Sales	280,981	726	281,707	227,721	23.4	23.7
Total	$447,539	$1,351	$448,890	$415,884	7.6%	7.9%

(1) Represents percentage change between 2014 non-GAAP Constant Currency revenue and 2013 GAAP revenue.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Selected Financial Information
(dollars in thousands)
(unaudited)

	Three months ended March 31,
	2014	2013

Net loss	$(46,383)	$(44,787)
Loss from discontinued operations, net of tax	—	1,416
Interest expense, net of interest income	102,105	107,932
Income tax benefit	(21,579)	(24,968)
Foreign currency gain	(236)	(4,575)
Depreciation and other amortization	82,029	86,782
Derivative instruments loss	3	516
Management fees and expenses	990	1,402
Equity-based compensation expense	941	533
Acquisition, disposition and financing expenses (1)	2,810	3,401
Business optimization expenses (2)	18,309	17,767
Other permitted expenses (3)	16,145	11,320
Adjusted EBITDA from continuing operations	155,134	156,739
Adjusted EBITDA from discontinued operations (4)	—	(3)
Total adjusted EBITDA	$155,134	$156,736

Adjusted EBITDA from continuing operations as a percentage of revenue	34.7%	37.7%

(1) Represents labor, travel, training, consulting and other costs associated with acquisition, disposition and financing activities, such as the disposition of our TSS business, acquisition of Attenuate and repricing of our senior secured credit facility.
(2) Represents labor, travel, training, consulting and other costs associated exclusively with our business optimization initiatives.
(3) Represents charges for the write-off of in-process research and development, amortization of the fair value step-up in inventory and other permitted expenses.
(4) Adjusted EBITDA from discontinued operations includes the (gain) loss from discontinued operations, excluding any related gain or loss on disposition of assets, adjusted as defined in our senior secured credit agreement.